  UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 17, 2020 (June 11, 2020)

CARBON ENERGY CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-02040	26-0818050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 1170, Denver, Colorado	80290
(Address of principal executive offices)	(Zip code)

(720) 407-7043
(Registrant’s telephone number including area code)

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2020, the board of directors of Carbon Energy Corporation (the “Company” or “Carbon”) appointed Erich William Kirsch as the Company’s principal financial officer and principal accounting officer, effective as of June 11, 2020. Mr. Kirsch currently serves as the Company’s Senior Vice President, Finance and Accounting.

Mr. Kirsch, 35, has served as the Company’s Senior Vice President, Finance and Accounting since August 2019, and previously served as the Company’s Vice President, Accounting and Finance from March 2018 to August 2019 and as the Company’s Director of Financial Reporting from May 2017 to March 2018. From November 2015 to January 2017, Mr. Kirsch served as the Director of Accounting and Finance at Star Mountain Resources, Inc. From April 2013 to March 2016, Mr. Kirsch served as the Corporate Controller of Rare Element Resources Ltd.

Mr. Kirsch has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Kirsch and any other person pursuant to which he is being appointed as the principal financial officer and principal accounting officer of the Company. Mr. Kirsch is not party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K.

Mr. Kirsch may be indemnified by the Company pursuant to the Amended and Restated Bylaws of the Company, as amended, for actions associated with being an officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2020

CARBON ENERGY CORPORATION

By:	/s/ Patrick R. McDonald
Patrick R. McDonald
Chief Executive Officer

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